PROSPECTUS SUPPLEMENT NO. 2 (To Prospectus dated September 20, 2002)
FILE PURSUANT TO RULE 424(b)(3) REGISTRATION NO. 333-99435

U.S. RESTAURANT PROPERTIES, INC.

221,482 Shares of Common Stock

        The prospectus of U.S. Restaurant Properties, Inc. (the "Company"), dated September 20, 2002 (as previously supplemented by a prospectus supplement dated January 30, 2003) relating to the sale of the Company's common stock from time to time by the selling stockholders is hereby supplemented as set forth below. You should read this prospectus supplement in conjunction with the prospectus dated September 20, 2002 which is to be delivered with this prospectus supplement.

        The table of selling stockholders set forth on page 4 of the prospectus is hereby supplemented and amended by the information in the table below.

Name	Shares Owned Before this Offering	Shares Offered in this Offering	Shares Owned After this Offering(1)
William B. Eldridge, Trustee fbo James H. Gant, u/a 12/31/92	22,568	22,568	-0-
William B. Eldridge, Trustee fbo James H. Gant, u/a 12/30/77	11,284	11,284	-0-
William B. Eldridge, Trustee fbo James H. Gant, u/w Annie Hill Gant	22,528	22,528	-0-
Robert E. Gant	22,527	22,527	-0-
Gant Realty, Inc.	1,120	1,120	-0-

The date of this prospectus supplement is April 8, 2003